EXHIBIT 99.9

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information is presented by NRG Energy, Inc. (“NRG” or the “Company”) to illustrate the estimated effects of the previously completed acquisition of six power generation facilities from Texas-based Rockland Capital, LLC (the “Texas Generation Portfolio”) and the acquisition of a portfolio of natural gas generation facilities and a commercial and industrial virtual power plant (“C&I” VPP) from LS Power (the “LS Power Portfolio”), together (“the Acquisitions”), and certain other related transactions and adjustments described below (collectively, the “Transactions Accounting Adjustments”).

Previously Completed Acquisition of Texas Generation Portfolio

On April 10, 2025, NRG acquired all of the ownership interests of six power generation facilities from Rockland Capital, LLC, adding 738 MW of natural gas-fired assets in Texas to its portfolio, for $560 million in cash, less $2 million in working capital adjustments. The acquisition enhances NRG’s integrated supply strategy with critical peaking and baseload capacity in key load zones across Texas.

The acquisition of the Texas Generation Portfolio has been recorded as a business combination under Accounting Standards Codifications 805, “Business Combination” (“ASC 805”) with identifiable assets acquired and liabilities assumed recorded at their estimated fair values on the acquisition date.

Acquisition of LS Power Portfolio

On January 30, 2026, NRG completed the acquisition of the LS Power Portfolio, pursuant to the Purchase and Sale Agreement (the “Purchase Agreement”) dated as of May 12, 2025 by and among the Company, NRG East Generation Holdings LLC, NRG Texas LLC, NRG Demand Response Holdings LLC, NRG Gas Development Company, LLC (all of which are subsidiaries of the Company) and Lightning Power Holdings, LLC, Thunder Generation, LLC, CCS Power Holdings, LLC and Linebacker Power Development Funding, LLC (all of which were affiliates of LS Power Equity Advisors, LLC). Pursuant to the Purchase Agreement, NRG acquired all of the issued and outstanding equity interests of Lightning Power, LLC (“Lightning”)1, Linebacker Power Holdings, LLC (“Linebacker”)2, CCS Intermediate HoldCo, LLC (“CCS”)3 and Jack County Power Development, LLC (“JCPD”)4. The LS Power Portfolio includes 18 natural gas-fired facilities totaling approximately 13 GW of capacity, located across nine states, as well as CPower, a leading C&I VPP with approximately 6 GW of capacity with more than 2,000 commercial and industrial customers.

1 The pro forma financial information for Lightning was prepared using the financial statements of Lightning Power, LLC beginning August 9, 2024 and the financial statements of Fund III Projects (as defined below) and Gridiron Intermediate Holdings, LLC (“Gridiron”) from January 1, 2024 to August 8, 2024. The “Fund III Projects” are comprised of the operations and assets held by Granite Generation, LLC, Helix Gen Funding, LLC, Ocean State Power LLC, and Rise Light & Power, LLC.

2 Linebacker Power Holdings, LLC (one of the acquired entities) owns Linebacker Power Funding, LLC. The pro forma financial information was prepared using the available audited and unaudited financial statements of Linebacker Power Funding, LLC. Differences between the two entities include affiliate billings and certain incremental general and administrative costs and are immaterial to the pro forma information.

3 CCS Intermediate Holdco, LLC (one of the acquired entities) owns CCS Power Finance Co, LLC (“CPower”). The pro forma financial information was prepared using the available audited and unaudited financial statements of CPower. Differences between the two entities include immaterial affiliate billings and certain immaterial incremental general and administrative costs. Removal of intercompany note of $16.5 million between the two entities and its related impact on the pro forma information is included in the pro forma Transactions Accounting Adjustments.

4 The pro forma financial information does not include the estimated effects from the acquisition of Jack County Power Development, LLC, as audited and unaudited financial statements for that entity are not available and the effects of that entity are immaterial to the pro forma information.

Subject to the terms and conditions of the Purchase Agreement, the purchase price for the transaction consists of 24,250,000 shares of common stock of the Company, par value of $0.01 per share (the “Stock Consideration”), and $6.4 billion plus preliminary working capital and certain other adjustments of $0.5 billion in cash (the “Cash Consideration”). As part of the transaction, NRG also assumed approximately $3.2 billion of debt.

In connection with the Purchase Agreement , NRG entered into a commitment letter for a 364-day Senior Secured Bridge Facility (the “Bridge Facility”) in a principal amount not to exceed $4.4 billion for the purposes of paying a portion of the Cash Consideration for the acquisition and paying fees and expenses in connection with the acquisition. The Bridge Facility was terminated on October 8, 2025, subsequent to obtaining permanent financing.

Pro Forma Financial Information

The unaudited pro forma combined balance sheet as of September 30, 2025 combines the historical consolidated balance sheet of NRG and the historical balance sheets of the LS Power acquired entities (as listed below) after giving effect to the acquisition of the LS Power Portfolio and the related transactions, as if they had occurred on September 30, 2025. The unaudited pro forma combined balance sheet does not include the Acquisition Accounting Adjustments for the acquisition of the Texas Generation Portfolio as they are already reflected in the historical balance sheet of NRG. The unaudited pro forma combined statements of operations for the year ended December 31, 2024, and the nine months ended September 30, 2025, combine the historical consolidated statements of operations of NRG, the historical results of Texas Generation Portfolio and the historical statements of operations of the LS Power acquired entities (as listed below), after giving effect to the Transactions Accounting Adjustments, as if they had occurred on January 1, 2024. For the period ended September 30, 2025, the historical results of the Texas Generation Portfolio include the period prior to NRG’s acquisition of the Texas Generation Portfolio on April 10, 2025. We refer to these unaudited pro forma combined balance sheet and unaudited pro forma combined statements of operations as the “pro forma financial information”.

The pro forma financial information has been prepared by NRG for illustrative and informational purposes only, in accordance with Regulation S-X Article 11, Pro Forma Financial Information. The pro forma financial information is based on the Transactions Accounting Adjustments and assumptions and is not necessarily indicative of what NRG’s consolidated statements of operations or consolidated balance sheet actually would have been had the Transactions Accounting Adjustments been completed as of the dates indicated, or what they will be for any future periods. The pro forma financial information does not purport to project the future financial position or operating results of NRG following the completion of the Acquisitions and the related transactions. The pro forma financial information does not reflect any revenue enhancements, cost savings, operating synergies or restructuring costs that may be achievable or incurred prospectively in connection with the Acquisitions and the related transactions.

The pro forma financial information for the acquisition of the LS Power Portfolio has been prepared using the acquisition method of accounting under U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) with NRG being the accounting acquirer in the acquisition. The purchase price will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the acquisition date, and any excess value of the consideration transferred over the net assets will be recognized as goodwill. The Company has made a preliminary allocation of the purchase price to the assets acquired and liabilities assumed as of the assumed acquisition date based on NRG’s preliminary valuation of the tangible and intangible assets acquired and liabilities assumed using information currently available. Differences between these preliminary estimates, which were made solely for the purpose of this pro forma financial information, and the final acquisition accounting will occur and these differences could have a material impact on the accompanying pro forma financial information.

The purchase price for the acquisition of the LS Power Portfolio consists of Cash Consideration of $6.4 billion plus preliminary working capital and certain other adjustments of $0.5 billion, and Stock Consideration of 24,250,000 shares of common stock of the Company, par value of $0.01 per share.

The pro forma financial information gives effect to the following sources of funds to satisfy the Cash Consideration:

•	proceeds of $3.6 billion from newly-issued unsecured corporate debt, net of issuance costs;

•	proceeds of $743 million from newly-issued secured corporate debt, net of issuance costs; and

•	proceeds of $2.5 billion from the Company’s Revolving Credit Facility.

The pro forma financial information should be read in conjunction with the accompanying explanatory notes. In addition, the pro forma financial information is derived from and should be read in conjunction with the following historical financial statements and the related notes of NRG and the LS Power acquired entities as listed below:

NRG Financial Statements:

•	audited consolidated financial statements of NRG as of and for the fiscal year ended December 31, 2024 and the related notes included in NRG’s Annual Report on Form 10-K for the year ended December 31, 2024 filed on February 26, 2025;

•	unaudited condensed financial statements of NRG as of and for the nine months ended September 30, 2025 and 2024 and the related notes included in NRG’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 filed on November 6, 2025;

LS Power Acquired Entities’ Financial Statements:

Lightning

•	audited consolidated financial statements of Lightning Power, LLC and its subsidiaries as of December 31, 2024 and for the period August 9, 2024 to December 31, 2024 and the related notes, which are included as Exhibit 99.2 to NRG’s current Report on Form 8-K filed on September 24, 2025;

•	unaudited condensed consolidated financial statements of Lightning Power, LLC and its subsidiaries as of September 30, 2025 and December 31, 2024 and for the three and nine months ended September 30, 2025 and the related notes, which are included as Exhibit 99.2 to this current Report on Form 8-K/A;

Fund III Projects and Gridiron:

•	audited combined financial statements of Fund III Projects for the period January 1, 2024 to August 8, 2024, and the year ended December 31, 2023 and the related notes, which are included as Exhibit 99.4 to NRG’s current Report on Form 8-K filed on September 24, 2025;

•	audited consolidated financial statements of Gridiron Intermediate Holdings, LLC and subsidiaries for the period January 1, 2024 to August 8, 2024, and the year ended December 31, 2023 and the related notes, which are included as Exhibit 99.6 to NRG’s current Report on Form 8-K filed on September 24, 2025;

Linebacker

•	audited consolidated financial statements of Linebacker Power Funding, LLC and subsidiaries as of December 31, 2024 and 2023, the year ended December 31, 2024, the period of June 12, 2023 to December 31, 2023, and the related notes, which are included as Exhibit 99.8 to NRG’s current Report on Form 8-K filed on September 24, 2025;

•	unaudited condensed consolidated financial statements of Linebacker Power Funding, LLC and subsidiaries as of September 30, 2025 and for the three and nine months ended September 30, 2025 and 2024 and the related notes, which are included as Exhibit 99.6 to this current Report on Form 8-K/A;

CPower

•	audited consolidated financial statements of CCS Power Finance Co, LLC as of and for the fiscal year ended December 31, 2024 and 2023 and the related notes, which are included as Exhibit 99.10 to NRG’s current Report on Form 8-K filed on September 24, 2025;

•	unaudited condensed consolidated financial statements of CCS Power Finance Co, LLC as of September 30, 2025 and December 31, 2024 and for the three and nine months ended September 30, 2025 and 2024 and the related notes, which are included as Exhibit 99.8 to this current Report on Form 8-K/A;

NRG ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2025

	Historical				Transaction Accounting
		LS Power Portfolio			Adjustments
(In millions)	NRG	Lightning as Reclassified (Note 3)	Linebacker as Reclassified (Note 4)	CPower as Reclassified (Note 5)	Acquisition Accounting Adjustments	Financing Transactions Adjustments	Notes	Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$732	$—	$—	$83	$(6,851)	$6,851	7(a)	$815
Funds deposited by counterparties	323	—	—	—	—	—		323
Restricted cash	30	70	117	—	—	—		217
Accounts receivable, net	3,332	132	27	54	(76)	—	7(b)(f)	3,469
Inventory	452	127	38	—	—	—		617
Derivative instruments	1,928	452	22	—	—	—		2,402
Cash collateral paid in support of energy risk management activities	358	—	—	—	—	—		358
Prepayments and other current assets	969	79	20	2	—	(21)	7(c)	1,049
Total current assets	8,124	860	224	139	(6,927)	6,830		9,250
Property, plant and equipment, net	3,396	6,489	675	11	4,436	—		15,007
Other Assets
Equity investments in affiliates	48	—	—	—	—	—		48
Operating lease right-of-use assets, net	139	27	—	2	—	—		168
Goodwill	5,015	128	—	127	1,442	—	7(d)	6,712
Customer relationships, net	1,294	—	—	—	250	—	7(e)	1,544
Other intangible assets, net	1,137	31	—	106	(47)	—	7(e)	1,227
Derivative instruments	1,486	417	11	—	—	—		1,914
Deferred income taxes	1,855	—	—	—	—	—		1,855
Other non-current assets	1,477	136	—	1	(136)	—	7(f)	1,478
Total other assets	12,451	739	11	236	1,509	—		14,946
Total Assets	$23,971	$8,088	$910	$386	$(982)	$6,830		$39,203
LIABILITIES AND STOCKHOLDERS' EQUITY/MEMBER’S EQUITY
Current Liabilities
Current portion of long-term debt and finance leases	$777	$8	$9	$26	$4	$2,494	7(g)	$3,318
Current portion of operating lease liabilities	36	1	—	1	—	—		38
Accounts payable	2,319	30	14	2	(59)	—	7(b)	2,306
Derivative instruments	1,880	452	22	—	—	—		2,354
Cash collateral received in support of energy risk management activities	323	—	—	—	—	—		323
Deferred revenue current	710	3	—	—	—	—		713
Accrued expenses and other current liabilities	1,668	142	30	107	56	—	7(h)	2,003
Total current liabilities	$7,713	$636	$75	$136	$1	$2,494		$11,055

NRG ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2025 (Continued)

	Historical				Transaction Accounting
		LS Power Portfolio			Adjustments
(In millions)	NRG	Lightning as Reclassified (Note 3)	Linebacker as Reclassified (Note 4)	CPower as Reclassified (Note 5)	Acquisition Accounting Adjustments	Financing Transactions Adjustments	Notes	Pro Forma Combined
Other Liabilities
Long-term debt and finance leases	$11,155	$3,197	$633	$81	$(602)	$4,357	7(g)	$18,821
Non-current operating lease liabilities	143	26	—	1	—	—		170
Derivative instruments	1,125	422	23	—	—	—		1,570
Deferred income taxes	12	—	—	18	2	—	7(i)	32
Deferred revenue non-current	942	—	—	—				942
Other non-current liabilities	911	79	2	—	—	—		992
Debt due to related parties	—	—	—	17	(17)	—	7(j)	—
Accrued liabilities due to related parties	—	—	—	3	(3)	—	7(j)	—
Total other liabilities	14,288	3,724	658	120	(620)	4,357		22,527
Total Liabilities	22,001	4,360	733	256	(619)	6,851		33,582
Stockholders' Equity/ Member’s Equity
Preferred stock	650	—	—	—	—	—		650
Common stock	2	—	—	—	—	—		2
Additional paid-in-capital	166	—	—	—	3,728	—	7(k)	3,894
Retained earnings	2,002	—	—	—	(56)	(21)	7(l)	1,925
Treasury stock, at cost	(745)	—	—	—	—	—		(745)
Accumulated other comprehensive loss	(105)	—	—	—	—	—		(105)
Member’s equity	—	3,728	177	130	(4,035)	—	7(m)	—
Total Stockholders' Equity/ Member’s Equity	1,970	3,728	177	130	(363)	(21)		5,621
Total Liabilities and Stockholders' Equity/Member’s Equity	$23,971	$8,088	$910	$386	$(982)	$6,830		$39,203

NRG ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025

	Historical					Transactions Accounting
			LS Power Portfolio			Adjustments
(In millions, except per share amounts)	NRG	Texas Generation Portfolio	Lightning as Reclassified (Note 3)	Linebacker as Reclassified (Note 4)	CPower as Reclassified (Note 5)	Acquisition Accounting Adjustments	Financing Transactions Adjustments	Notes	Pro Forma Combined
Revenue
Revenue	$22,960	$14	$1,600	$422	$171	$(81)	$—	8(a)	$25,086
Operating Costs and Expenses
Cost of operations (excluding depreciation and amortization shown below)	18,431	25	925	286	117	(179)	—	8(a)	19,605
Depreciation and amortization	1,030	3	251	19	17	60	—	8(b)	1,380
Selling, general and administrative costs	1,885	1	39	4	39	(1)	—	8(a)	1,967
Acquisition-related transaction and integration costs	59	—	—	—	1	—	—		60
Total operating costs and expenses	21,405	29	1,215	309	174	(120)	—		23,012
Loss on sale of assets	(7)	—	—	—	—	—	—		(7)
Operating Income/(Loss)	1,548	(15)	385	113	(3)	39	—		2,067
Other Income/(Expense)
Equity in earnings of unconsolidated affiliates	4	—	—	—	—	—	—		4
Other income, net	26	3	1	—	—	—	—		30
Loss on debt extinguishment	(10)	—	—	—	—	—	—		(10)
Interest expense	(498)	(11)	(181)	(17)	(10)	40	(233)	8(e)	(910)
Total other expense, net	(478)	(8)	(180)	(17)	(10)	40	(233)		(886)
Income/(Loss) Before Income Taxes	1,070	(23)	205	96	(13)	79	(233)		1,181
Income tax expense/(benefit)	272	—	—	1	(1)	19	(57)	8(f)	234
Net Income/(Loss)	798	(23)	205	95	(12)	60	(176)		947
Less: Cumulative dividends attributable to Series A Preferred Stock	51	—	—	—	—	—	—		51
Net Income/(Loss) Available for Common Shareholders	$747	$(23)	$205	$95	$(12)	$60	$(176)		$896
Income per Share
Weighted average number of common shares outstanding — basic	196					24		8(g)	220
Income per weighted average common share — basic	$3.81								$4.07
Weighted average number of common shares outstanding — diluted	201					24		8(g)	225
Income per weighted average common share — diluted	$3.72								$3.98

NRG ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Historical					Transactions Accounting
			LS Power Portfolio			Adjustments
(In millions, except per share amounts)	NRG	Texas Generation Portfolio	Lightning as Reclassified (Note 3)	Linebacker as Reclassified (Note 4)	CPower as Reclassified (Note 5)	Acquisition Accounting Adjustments	Financing Transactions Adjustments	Notes	Pro Forma Combined
Revenue
Revenue	$28,130	$137	$1,615	$523	$133	$(54)	—	8(a)	$30,484
Operating Costs and Expenses
Cost of operations (excluding depreciation and amortization shown below)	22,100	85	794	258	87	(158)	—	8(a)	23,166
Depreciation and amortization	1,403	11	246	25	22	176	—	8(b)	1,883
Impairment losses	36	—	—	—	—	—	—		36
Selling, general and administrative costs	2,031	3	51	6	48	(1)	—	8(a)	2,138
Provision for credit losses	314	—	—	—	—	—	—		314
Acquisition-related transaction and integration costs	30	—	9	—	3	56	—	8(c)	98
Total operating costs and expenses	25,914	99	1,100	289	160	73	—		27,635
Gain/(Loss) on sale of assets	208	—	(3)	—	—	—	—		205
Operating Income/(Loss)	2,424	38	512	234	(27)	(127)	—		3,054
Other Income/(Expense)
Equity in earnings of unconsolidated affiliates	20	—	—	—	—	—	—		20
Impairment losses on investments	(7)	—	(31)	—	—	31	—	8(d)	(7)
Other income, net	44	1	6	1	—	—	—		52
Loss on debt extinguishment	(382)	—	(16)	—	—	—	—		(398)
Interest expense	(651)	(10)	(270)	(41)	(12)	65	(396)	8(e)	(1,315)
Total other expense, net	(976)	(9)	(311)	(40)	(12)	96	(396)		(1,648)
Income/(Loss) Before Income Taxes	1,448	29	201	194	(39)	(31)	(396)		1,406
Income tax expense/(benefit)	323	—	—	2	(1)	(8)	(97)	8(f)	219
Net Income/(Loss)	1,125	29	201	192	(38)	(23)	(299)		1,187
Less: Cumulative dividends attributable to Series A Preferred Stock	67	—	—	—	—	—	—		67
Net Income/(Loss) Available for Common Shareholders	$1,058	$29	$201	$192	$(38)	$(23)	$(299)		$1,120
Income per Share
Weighted average number of common shares outstanding — basic	206					24		8(g)	230
Income per weighted average common share — basic	$5.14								$4.87
Weighted average number of common shares outstanding — diluted	212					24		8(g)	236
Income per weighted average common share — diluted	$4.99								$4.75

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 1. Basis of Pro Forma Presentation

The pro forma financial information for the Acquisitions has been prepared using the acquisition method of accounting under U.S. GAAP, in accordance with ASC 805, and is derived from the audited and unaudited historical financial statements of NRG and the acquired entities.

The unaudited pro forma combined balance sheet as of September 30, 2025 combines the historical consolidated balance sheet of NRG and the historical balance sheets of the LS Power entities (as listed above) after giving effect to the acquisition of the LS Power Portfolio and the related transactions, as if they had occurred on September 30, 2025. The unaudited pro forma combined balance sheet does not include the Acquisition Accounting Adjustments for the acquisition of the Texas Generation Portfolio as they are already reflected in the historical balance sheet of NRG. The unaudited pro forma combined statements of operations for the year ended December 31, 2024, and the nine months ended September 30, 2025, combine the historical consolidated statements of operations of NRG, the historical results of Texas Generation Portfolio and the historical statements of operations of the LS Power acquired entities (as listed above), after giving effect to the Transactions Accounting Adjustments, as if they had occurred on January 1, 2024. For the period ended September 30, 2025, the historical results of the Texas Generation Portfolio include the period prior to NRG’s acquisition of the Texas Generation Portfolio on April 10, 2025.

The pro forma financial information has been prepared by NRG for illustrative and informational purposes only in accordance of Article 11. The pro forma financial information is based on the Transactions Accounting Adjustments and assumptions and is not necessarily indicative of what NRG’s consolidated statements of operations or consolidated balance sheet actually would have been had the Transactions Accounting Adjustments been completed as of the dates indicated, or what they will be for any future periods. The pro forma financial information does not purport to project the future financial position or operating results of NRG following the completion of the Acquisitions. The pro forma financial information does not reflect any revenue enhancements, cost savings, operating synergies or restructuring costs that may be achievable or incurred prospectively in connection with the Acquisitions and related transactions.

The acquisition method of accounting requires an acquirer to recognize and measure in its financial statements the identifiable assets acquired and the liabilities assumed at fair value at the acquisition date. The determination of fair value used in the Transactions Accounting Adjustments is preliminary and based on management’s best estimates considering currently available information and certain assumptions that management believes are reasonable under the circumstances. The purchase price allocation presented is dependent upon certain valuations and other analyses that have not yet been finalized. The actual amounts eventually recorded for purchase accounting, including the identifiable intangibles and goodwill may differ materially from the information presented and could be materially impacted by changing fair value measurements caused by the volatility in the current market environment.

Under ASC 805, acquisition-related transactions costs are not included as a component of the consideration transferred and are expensed in the period in which the costs are incurred. Total costs related to the Acquisitions were approximately $5 million for the acquisition of the Texas Generation Portfolio, all of which were recorded in the historical Consolidated Statement of Operations of NRG for the nine months ended September 30, 2025, and $81 million for the acquisition of the LS Power Portfolio, of which $25 million were recorded in the historical Consolidated Statement of Operations of NRG for the nine months ended September 30, 2025 and estimated costs of $56 million were accrued in the pro forma Combined Balance Sheet. Acquisition costs include primarily due diligence, valuation, legal and filing fees, professional and other consulting fees.

During the preparation of the unaudited pro forma combined financial information, management performed a preliminary analysis of the acquired entities financial information to identify differences in accounting policies as compared to those of NRG. Except as noted below, at this time NRG is not aware of any material differences in the accounting policies followed by NRG and those used by the acquired entities in preparing its consolidated financial statements that would have a material impact on the pro forma financial information.

During the preparation of the unaudited pro forma combined financial information, management identified that LS Power acquired entities elected to expense all maintenance costs to costs of operations in the period incurred, which is different than NRG’s policy to capitalize a portion of maintenance costs that extend the life of an asset and depreciate over the expected period of benefit. The Company recorded pro forma adjustments aiming to align the recognition of the major maintenance costs of the LS Power entities based on information currently available (see Note 8(a,b)). When additional information is available and additional analysis is performed, the Company may adjust such amounts and may identify other policy differences.

Note 2. Preliminary Purchase Price and Related Financing

The purchase price for the acquisition of the LS Power Portfolio consists of Stock Consideration of 24,250,000 shares of common stock of the Company, par value of $0.01 per share, and Cash Consideration of $6.4 billion plus preliminary working capital and certain other adjustments of $0.5 billion.

The pro forma financial information gives effect to the following sources of funds to satisfy the Cash Consideration:

•	proceeds of $2.376 billion from issuance of $2.4 billion Senior Unsecured Notes due 2036 at 6.000% interest rate, net of issuance costs;

•	proceeds of $1.238 billion from issuance of $1.250 billion Senior Unsecured Notes due 2034 at 5.750% interest rate, net of issuance costs;

•	proceeds of $619 million from issuance of $625 million Senior Secured First Lien Notes due 2030 at 4.734% interest rate, net of issuance costs;

•	partial proceeds of $124 million from issuance of $625 million Senior Secured First Lien Notes due 2035 at interest rate of 5.407%, net of issuance costs; and

•	proceeds of approximately $2.5 billion from the Company’s Revolving Credit Facility.

Note 3. Reclassification Adjustments — Lightning

During the preparation of the unaudited pro forma combined financial statements, management performed a preliminary analysis of the Lightning financial information to identify differences in Lightning financial statement presentation as compared to the presentation of NRG. The below reclassification adjustments represent NRG’s best estimates based upon the information currently available to NRG. The reclassification adjustments are subject to change once more detailed information is available and additional analysis is performed.

Balance Sheet Reclassifications

Lightning

Unaudited Condensed Consolidated Balance Sheet

As of September 30, 2025

(In millions)
Presentation in Historical Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Statements	Lightning Before Reclassification	Reclassification		Lightning as Reclassified
Assets
Restricted cash	Restricted cash	$70	$—		$70
Accounts receivable	Accounts receivable, net	131	1	(a)	132
Accounts receivable - affiliates		1	(1)	(a)	—
Inventory	Inventory	127	—		127
Prepaid expenses	Prepayments and other current assets	25	54	(b)	79
Assets from risk management activities	Derivative instruments	452	—		452
Deposits		30	(30)	(b)	—
Other current assets		24	(24)	(b)	—
Property, plant, and equipment, net	Property, plant and equipment, net	6,489	—		6,489
Intangible assets, net	Other intangible assets, net	31	—		31
Assets from risk management activities, long term	Derivative instruments	417	—		417
Operating lease right-of-use assets, net	Operating lease right-of-use assets, net	27	—		27
Goodwill	Goodwill	128	—		128
Other noncurrent assets	Other non-current assets	136	—		136
Total Assets		$8,088	—		$8,088

Liabilities
Current portion of long-term debt	Current portion of long-term debt and finance leases	$8	$—		$8
Operating lease liabilities (short-term)	Current portion of operating lease liabilities	1	—		1
Accounts payable and accrued expenses	Accounts payable	109	(79)	(c)	30
Liabilities from risk management activities	Derivative instruments	452	—		452
Deferred revenue	Deferred revenue current	3	—		3
Other current liabilities	Accrued expenses and other current liabilities	63	79	(c)	142
Long term debt	Long-term debt and finance leases	3,197	—		3,197
Liabilities from risk management activities, long term	Derivative instruments	422	—		422
Asset retirement obligations		72	(72)	(d)	—
Operating lease liabilities (long-term)	Non-current operating lease liabilities	26	—		26
Other long term liabilities	Other non-current liabilities	7	72	(d)	79
Stockholders’ Equity/Member’s Equity
Member’s equity	Member’s equity	3,728	—		3,728
Total Liabilities and Stockholders' Equity/Member’s Equity		$8,088	$—		$8,088

(a) Reclassification from Accounts receivable - affiliates to Accounts receivable, net

(b) Reclassification from Deposits and Other current assets to Prepayments and other current assets

(c) Reclassification from Accounts payable and accrued expenses to Accrued expenses and other current liabilities

(d) Reclassification from Asset retirement obligations to Other non-current liabilities

Statement of Operations Reclassifications

Lightning

Unaudited Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2025

(In millions)
Presentation in Historical Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Statements	Lightning Before Reclassification	Reclassification		Lightning as Reclassified
Total revenues	Revenue	$1,600	$—		$1,600
Fuel and transportation	Cost of operations (excluding depreciation and amortization shown below)	649	276	(a)	925
Loss on risk management activities		38	(38)	(a)	—
Operating and maintenance		234	(234)	(a)	—
Depreciation	Depreciation and amortization	251	—		251
General and administrative	Selling, general and administrative costs	39	—		39
Accretion		4	(4)	(a)	—
Other loss, net	Other income/(expense), net	(2)	3	(b)	1
Interest expense, net	Interest expense	(178)	(3)	(b)	(181)
Net Loss		$205	$—		$205

(a) Reclassification from Loss of risk management activities, Operating and maintenance, and Accretion to Cost of operations

(b) Reclassification of interest income from Interest expense, net to Other income, net

Lightning

Combined Statements of Operations

For the Year Ended December 31, 2024

(In millions)
Presentation in Historical Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Statements	Lightning Power, LLC Before Reclassification	Fund III Project Before Reclassification	Gridiron Before Reclassification	Reclassification		Lightning et al. as Reclassified
Total revenues	Revenue	$522	$800	$293	$—		$1,615
Fuel and transportation	Cost of operations (excluding depreciation and amortization shown below)	190	$248	$86	$270	(a)	794
(Gain)/Loss on risk management activities		(104)	42	19	43	(a)	—
Operating and maintenance		140	134	34	(308)	(a)	—
Depreciation	Depreciation and amortization	132	72	42	—		246
General and administrative	Selling, general and administrative costs	39	18	3	(9)	(b)	51
Accretion		2	3	—	(5)	(a)	—
	Acquisition-related transaction and integration costs	—	—	—	9	(b)	9
	Gain/(Loss) on sale of assets	—	—	—	(3)	(c)	(3)
	Impairment losses on investments	—	—	—	(31)	(c)	(31)
Other (loss) income, net	Other income, net	(9)	(31)	(3)	49	(c)(e)	6
	(Loss)/Gain on debt extinguishment	—	—	—	(16)	(d)	(16)
Interest expense, net	Interest expense	(131)	(116)	(24)	1	(d)(e)	(270)
Net (Loss)/Income		$(17)	$136	$82	$—		$201

(a) Reclassification from (Gain)/Loss of risk management activities, Operating and maintenance, and Accretion to Cost of operations

(b) Reclassification from General and administrative to Acquisition-related transaction and integration costs

(c) Reclassification from Other income (loss), net to Gain/(Loss) on sale of assets and Impairment losses on investments

(d) Reclassification from Interest expense, net to (Loss)/Gain on debt extinguishment

(e) Reclassification of interest income from Interest expense, net to Other income, net

Note 4. Reclassification Adjustments — Linebacker

During the preparation of the unaudited pro forma combined financial statements, management performed a preliminary analysis of the Linebacker financial information to identify differences in Linebacker’s financial statement presentation as compared to the presentation of NRG. The below reclassification adjustments represent NRG’s best estimates based upon the information currently available to NRG. The reclassification adjustments are subject to change once more detailed information is available and additional analysis is performed.

Balance Sheet Reclassifications

Linebacker

Unaudited Condensed Consolidated Balance Sheet

As of September 30, 2025

(In millions)
Presentation in Historical Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Statements	Linebacker Before Reclassification	Reclassification		Linebacker as Reclassified
Assets
Restricted cash	Restricted cash	$117	$—		$117
Accounts receivable and affiliates	Accounts receivable, net	27	—		27
Inventory	Inventory	38	—		38
Prepaid expenses	Prepayments and other current assets	16	4	(a)	20
Assets from risk management activities	Derivative instruments	22	—		22
Other current assets		4	(4)	(a)	—
Property, plant, and equipment, net	Property, plant and equipment, net	675	—		675
Assets from risk management activities, long term	Derivative instruments	11	—		11
Total Assets		$910	—		$910

Liabilities
Current portion of long-term debt	Current portion of long-term debt and finance leases	$9	$—		$9
Accounts payable and accrued expenses	Accounts payable	43	(29)	(b)(c)	14
Accounts payable - affiliate		1	(1)	(b)	—
	Accrued expenses and other current liabilities	—	30	(c)	30
Liabilities from risk management activities	Derivative instruments	22	—		22
Long term debt	Long-term debt and finance leases	633	—		633
Liabilities from risk management activities, long term	Derivative instruments	23	—		23
Asset retirement obligations	Other non-current liabilities	2	—		2
Stockholders’ Equity/ Members Equity
Member’s equity	Member’s equity	177			177
Total Liabilities and Stockholders' Equity/Member’s Equity		$910	$—		$910

(a) Reclassification from Other current assets to Prepayments and other current assets

(b) Reclassification from Accounts payable - affiliate to Accounts payable

(c) Reclassification from Accounts payable and accrued expenses to Accrued expenses and other current liabilities

Statement of Operations Reclassifications

Linebacker

Unaudited Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2025

(In millions)
Presentation in Historical Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Statements	Linebacker Before Reclassification	Reclassification		Linebacker as Reclassified
Total revenues	Revenue	$422	$—		$422
Fuel and transportation	Cost of operations (excluding depreciation and amortization shown below)	195	91	(a)	286
Loss on risk management activities		16	(16)	(a)	—
Operating and maintenance		75	(75)	(a)	—
Depreciation	Depreciation and amortization	19	—		19
General and administrative	Selling, general and administrative costs	4	—		4
Interest expense, net	Interest expense	(17)	—		(17)
Income tax expense	Income tax expense/(benefit)	1	—		1
Net Income		$95	$—		$95

(a) Reclassification from Loss on risk management activities and Operating and maintenance to Cost of operations

Linebacker

Consolidated Statement of Operations

For the Year Ended December 31, 2024

(In millions)
Presentation in Historical Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Statements	Linebacker Before Reclassification	Reclassification		Linebacker as Reclassified
Total revenues	Revenue	$523	$—		$523
Fuel and transportation	Cost of operations (excluding depreciation and amortization shown below)	162	96	(a)	258
Loss on risk management activities		11	(11)	(a)	—
Operating and maintenance		85	(85)	(a)	—
Depreciation	Depreciation and amortization	25	—		25
General and administrative	Selling, general and administrative costs	6	—		6
Interest expense, net	Interest expense	(40)	(1)	(b)	(41)
Income tax expense	Income tax expense/(benefit)	2	—		2
	Other income, net		1	(b)	1
Net Income		$192	$—		$192

(a) Reclassification from Loss on risk management activities and Operating and maintenance to Cost of operations

(b) Reclassification of interest income from Interest expense, net to Other income, net

Note 5. Reclassification Adjustments — CPower

During the preparation of the unaudited pro forma combined financial statements, management performed a preliminary analysis of the CPower financial information to identify differences in CPower’s financial statement presentation as compared to the presentation of NRG. The below reclassification adjustments represent NRG’s best estimates based upon the information currently available to NRG. The reclassification adjustments are subject to change once more detailed information is available and additional analysis is performed.

Balance Sheet Reclassifications

CPower

Unaudited Condensed Consolidated Balance Sheet

As of September 30, 2025

(In millions)

Presentation in Historical Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Statements	CPower Before Reclassification	Reclassification		CPower as Reclassified
Assets
Cash and cash equivalents	Cash and cash equivalents	$83	$—		$83
Trade accounts receivable, net	Accounts receivable, net	26	28	(a)	54
Unbilled accounts receivable		28	(28)	(a)	—
Other current assets	Prepayments and other current assets	2	—		2
Property and equipment, net	Property, plant and equipment, net	11	—		11
Intangible assets, net	Other intangible assets, net	106	—		106
Goodwill	Goodwill	127	—		127
Lease Right of Use Asset	Operating lease right-of-use assets, net	2	—		2
Other assets	Other non-current assets	1	—		1
Total Assets		$386	$—		$386

Liabilities
Trade accounts payable	Accounts payable	$2	$—		$2
Accrued customer payments	Accrued expenses and other current liabilities	97	10	(b)	107
Accrued payroll, benefits, and other		3	(3)	(b)	—
Debt - short term	Current portion of long-term debt and finance leases	26	—		26
Lease liability - short term	Current portion of operating lease liabilities	1	—		1
Other current liabilities		7	(7)	(b)	—
Debt - long term	Long-term debt and finance leases	81	—		81
Debt due to related parties	Debt due to related parties	17	—		17
Accrued liabilities due to related parties	Accrued liabilities due to related parties	3	—		3
Deferred tax liabilities	Deferred income taxes	18	—		18
Lease Liability - long term	Non-current operating lease liabilities	1	—		1
Stockholders’ Equity/Members’ Equity
Members’ equity	Member’s equity	130	—		130
Total Liabilities and Stockholders' Equity/Members’ Equity		$386	$—		$386

(a) Reclassification from Unbilled accounts receivable to Accounts receivable, net

(b) Reclassification from Accrued payroll, benefits, and other and Other current liabilities to Accrued expenses and other current liabilities

Statement of Operations Reclassifications

CPower

Unaudited Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2025

(In millions)

Presentation in Historical Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Statements	CPower Before Reclassification	Reclassification		CPower as Reclassified
Revenue	Revenue	$171	$—		$171
Cost of revenue	Cost of operations (excluding depreciation and amortization shown below)	117	—		117
Amortization & depreciation	Depreciation and amortization	17	—		17
General & administrative	Selling, general and administrative costs	10	29	(a)	39
Compensation		29	(29)	(a)	—
Transaction & other expenses	Acquisition-related transaction and integration costs .	1	—		1
Interest expense	Interest expense	(10)	—		(10)
Provision for income tax expense (benefit)	Income tax expense/(benefit)	(1)	—		(1)
Net Loss		$(12)	$—		$(12)

(a) Reclassification from Compensation to Selling, general and administrative costs

CPower

Consolidated Statement of Operations

For the Year Ended December 31, 2024

(In millions)

Presentation in Historical Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Statements	CPower Before Reclassification	Reclassification		CPower as Reclassified
Revenue	Revenue	$133	$—		$133
Cost of revenue	Cost of operations (excluding depreciation and amortization shown below)	87	—		87
Amortization & depreciation	Depreciation and amortization	22	—		22
General & administrative	Selling, general and administrative costs	13	35	(a)	48
Compensation		35	(35)	(a)	—
Transaction & other expenses	Acquisition-related transaction and integration costs	3	—		3
Interest expense	Interest expense	(12)	—		(12)
Provision for income tax expense (benefit)	Income tax expense/(benefit)	(1)	—		(1)
Net Loss		$(38)	$—		$(38)

(a) Reclassification from Compensation to Selling, general and administrative costs

Note 6. Purchase Price and Purchase Price allocations

Texas Generation Portfolio Acquisition

The Company completed the acquisition of Texas Generation Portfolio on April 10, 2025 and recorded the acquisition as a business combination under ASC 805 with identifiable assets acquired and liabilities assumed recorded at their estimated fair values on the acquisition date. The below purchase price allocation is reflected in the historical balance sheet of NRG as of September 30, 2025, and is therefore not included in the Acquisition Accounting Adjustments.

The Company paid $560 million in cash, less $2 million in working capital adjustments.

The purchase price was allocated as follows:

(In millions)
Property, plant and equipment	$644
Derivative instruments - Current assets	6
Derivative instruments - Other assets	2
Derivative instruments - Current liabilities	(34)
Derivative instruments - Other liabilities	(57)
Other, including current and non-current working capital	(3)
Texas Generation Portfolio Purchase Price	$558

LS Power Portfolio Acquisition

The Company completed the acquisition of the LS Power Portfolio on January 30, 2026. The below is reflected in the Acquisition Accounting Adjustments in the unaudited pro forma combined balance sheet as of September 30, 2025.

The total consideration was calculated as follows:

(In millions)
Cash Consideration (inclusive of preliminary working capital and certain other adjustments of $479 million)	$6,851
Stock Consideration: 24,250,000 common shares of NRG, par value $0.01 per share, based on NRG share price of $153.72 on January 29, 2026	3,728
Total Preliminary Consideration	$10,579

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed are recorded at fair value on the acquisition date. The Acquisition Accounting Adjustments included herein are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition.

The table below represents an initial allocation of the consideration to tangible and intangible assets to be acquired and liabilities to be assumed based on preliminary estimated fair values as of September 30, 2025:

(In millions)
Current assets	$1,206
Property, plant and equipment	11,611
Other non-current assets	458
Current liabilities (including $47 million Current portion of long-term debt and finance leases)	(851)
Long-term debt and finance leases	(3,309)
Non-current liabilities	(573)
Identifiable intangible assets attributable to LS Power Portfolio	340
Goodwill	1,697
Total Preliminary Consideration	$10,579

The preliminary fair value of the identifiable intangible assets of $340 million, which includes customer relationships, technology related assets, trade names and contracts, will be amortized over the estimated useful life. The estimated weighted average useful life is approximately 12 years. The preliminary useful lives of the intangible assets were determined based on the expected pattern of the economic benefit. The expected amortization for the three months ended December 31, 2025 is currently expected to be $9 million. The expected amortization for the five years following the Acquisition is currently estimated to be $37 million per year. Goodwill represents the excess of the preliminary consideration over the estimated fair value of the underlying net assets acquired. Goodwill will not be amortized but instead will be reviewed for impairments at least annually, absent any indicators for impairment. Goodwill is attributable to the planned growth and synergies expected to be achieved from combining the operation of LS Power acquired entities with NRG’s existing business. The goodwill recorded is expected to be deductible for tax purposes.

The final purchase price allocation depends on certain valuations and other studies that have not yet been completed. The final determination of the purchase price allocation will be based on the net assets acquired as of the acquisition date and will depend on a number of factors, which cannot be predicted with any certainty at this time. The purchase price allocation may change materially based on receipt of more detailed information. Accordingly, the pro forma purchase price allocation is preliminary and is subject to further adjustments as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurance that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth above.

Note 7. Adjustments to Unaudited Pro Forma Combined Balance Sheet

The Transactions Accounting Adjustments reflected in the unaudited pro forma combined balance sheet are detailed below:

(a) Reflects the proceeds from the financing transactions and cash outflow to complete the acquisition of the LS Power Portfolio as detailed below:

(In millions)
Net cash received from financing transactions
Proceeds from issuance of unsecured and secured corporate debt, net of issuance costs	$4,357
Proceeds from Revolving Credit Facility	2,494
Total Financing Transactions Adjustments	$6,851
Preliminary Cash Consideration
Use of proceeds from financing transactions, net of issuance costs	$(6,851)
Acquisition Accounting Adjustments	$(6,851)

(b) Reflects the elimination of $59 million of accounts receivable and $59 million of accounts payable, representing receivables and payables between NRG and LS Power acquired entities.

(c) Reflects the write off of $21 million of unamortized short-term deferred financing costs related to the Bridge Facility (included in NRG historical balance sheet as of September 30, 2025) as the Company obtained permanent financing and did not use the Bridge Facility to complete the acquisition of LS Power Portfolio.

(d) Reflects the removal of historical goodwill of LS Power acquired entities of $255 million and recognition of preliminary goodwill of $1,697 million representing the excess of preliminary purchase price over the estimated fair value of the acquired assets and liabilities, identifiable intangible assets and related deferred income taxes.

(e) Reflects the removal of historical intangible assets of LS Power acquired entities of $137 million and recognition of preliminary estimated identifiable intangible assets of $340 million.

(f) Reflects the removal of Other non-current assets and Account receivable, net historical balances that are excluded from the scope of the LS Power Portfolio acquisition.

(g) The table below reflects the Transactions Accounting Adjustments to Current portion of long-term debt and finance leases and Long-term debt and finance leases:

(In millions)	Acquisition Accounting Adjustments	Financing Transactions Adjustments
Borrowing under the Company’s Revolving Credit Facility (to fund the acquisition of the LS Power Portfolio)	$—	$2,494
Reclassification of assumed debt from long-term debt to short-term debt	30	—
Removal of Linebacker’s and CPower’s debt as NRG is not assuming that debt	(35)	—
Removal of Lightning’s unamortized deferred financing costs as a result of purchase accounting	9	—
Total adjustments to Current portion of long-term debt and finance leases	$4	$2,494
Issuance of unsecured and secured debt, net of deferred financing costs (to fund the acquisition of the LS Power Portfolio)	$—	$4,357
Removal of Linebacker’s and CPower’s debt as NRG is not assuming that debt	(714)	—
Removal of Lightning’s unamortized deferred financing costs as a result of purchase accounting	48	—
Reclassification of assumed debt from long-term debt to short-term debt	(30)	—
Adjustment to record assumed outstanding debt at fair value as a result of purchase accounting	94	—
Total adjustments to Long-term debt and finance leases	$(602)	$4,357

(h) Reflects the accrual of $56 million of acquisition costs for the acquisition of the LS Power Portfolio that are not yet recorded in NRG balance sheet as of September 30, 2025.

(i) Reflects $2 million of long-term deferred tax liabilities recorded as a result of the acquisition of the LS Power Portfolio.

(j) Reflects elimination of the intercompany note payable and related accrued interest included in the CCS Power Finance Co, LLC historical balances payable to CCS Intermediate Holdco, LLC.

(k) Adjustment to reflect the issuance of 24,250,000 common shares of NRG, par value of $0.01 per share, based on NRG share price of $153.72 on January 29, 2026 as part of the Stock Consideration.

(l) Adjustments to Retained earnings include:

(In millions)
Acquisition Accounting Adjustments:
Accrual of acquisition costs	$(56)
Financing Transactions Adjustments:
Write-off of short-term deferred financing costs related to the Bridge Facility	$(21)

(m) Reflects the removal of LS Power acquired entities historical Member’s equity.

Note 8. Adjustments to Unaudited Pro Forma Statements of Operations

The Transactions Accounting Adjustments reflected in the unaudited pro forma combined statements of operations are detailed below:

(a) Adjustments to Revenue, Cost of Operations and Selling, general and administrative costs include:

(In millions)	For the nine months ended September 30, 2025	For the year ended December 31, 2024
Acquisition Accounting Adjustments:
Adjustments to Revenue
Eliminate transactions between NRG and LS Power acquired entities	$(81)	$(54)
Adjustments to Costs of operations
Eliminate transactions between NRG and LS Power acquired entities	$(80)	$(53)
Adjustments to align the capitalization of certain maintenance costs	(99)	(105)
Total adjustments to Costs of operations	$(179)	$(158)
Adjustments to Selling, general and administrative costs
Eliminate transactions between NRG and LS Power acquired entities	$(1)	$(1)

(b) Adjustments to Depreciation and amortization expense include:

(In millions)	For the nine months ended September 30, 2025	For the year ended December 31, 2024
Texas Generation Portfolio:
Reversal of depreciation expense recorded	$(14)	$(11)
Recognition of depreciation expense based on the estimated fair value and estimated useful life of property, plant and equipment	17	22
LS Power Portfolio:
Reversal of historical depreciation expense	(274)	(275)
Reversal of historical amortization of intangible assets	(13)	(18)
Recognition of depreciation expense based on the estimated fair value and estimated useful life of property, plant and equipment	309	410
Recognition of amortization expense based on the estimated fair value and estimated useful life of intangible assets	28	37
Adjustments to align the capitalization of certain maintenance costs	7	11
Acquisition Accounting Adjustments	$60	$176

(c) Reflects $56 million of expected acquisition costs recorded in the unaudited pro forma combined statement of operations for the year ended December 31, 2024, in addition to the $25 million that are already included in NRG’s historical consolidated statement of operations for the nine months ended September 30, 2025.

(d) Adjustment to remove impairment charge of $31 million for the year ending December 31, 2024, related to an equity method investment that is excluded from the scope of the LS Power Portfolio acquisition.

(e) Adjustments to Interest expense include:

(In millions)	For the nine months ended September 30, 2025	For the year ended December 31, 2024
Texas Generation Portfolio:
Reversal of interest expense on interest rate swaps contracts that the Company did not acquire	$4	$1
LS Power Portfolio:
Reversal of historical Linebacker and CPower interest expense (unassumed debt)	$27	$53
Amortization of the difference between the fair value and the carrying value of LS Power assumed debt	9	11
Total Acquisition Accounting Adjustments	$40	$65
Interest expense on newly issued corporate debt and incremental interest expense on Revolving Credit Facility	(240)	(368)
Adjustment to remove the impact of deferred financing costs related to the Bridge Facility	7	(28)
Financing Transactions Adjustments	$(233)	$(396)

(f) Reflects income tax effect of the Transactions Accounting Adjustments based on a combined estimated tax rate of 24.59% for all periods presented.

(g) Reflects the impact of the issuance of 24,250,000 Common Stock of NRG for the stock consideration portion of the LS Power Portfolio acquisition, on the calculation of the pro forma combined basic and diluted income per share. As the acquisition is being reflected as if it had occurred on January 1, 2024, the calculation of weighted average shares outstanding for basic and diluted pro forma combined income per share assumes the shares issued in connection with the acquisition have been outstanding for the entire periods presented.